Exhibit 10.27
Notarial Certificate
I, SASKIA-ANN PRICE of Sandton, in the Gauteng Province, Republic of South Africa, a duly sworn and admitted Notary Public, certify that the copy of the SALE AGREEMENT between The HG and A Van Zyl Familie Trust and Hendrik Gert Van Zyl and Thermadyne South Africa (Proprietary) Limited t/a Unique Welding Alloys and Renttech S.A. (Proprietary) Limited and Unique Welding Alloys Rustenburg (Proprietary) Limited t/a Thermadyne Plant Rental South Africa and Thermadyne Industries Inc. and Pieter Malan attached hereto, has been signed and executed by the respective parties thereto.
In testimony whereof, I, the notary, have hereunto subscribed my name and set and fixed my seal of office at SANDTON aforesaid.
SANDTON, 9 MARCH 2006
/s/ Saskia-Ann Price
———————————
SASKIA-ANN PRICE
NOTARY PUBLIC

BOWMAN GILFILLAN INC.
SANDTON
[SEAL]

SALE AGREEMENT
between
THE HG AND A VAN ZYL FAMILIE TRUST
(a Trust registered in accordance with the laws of the Republic of South Africa under Trust Number: IT4045/00)
(“the Trust”)
and
HENDRIK GERT VAN ZYL
(an individual with South African identity number 697055265086)
(“Gerrit van Zyl”)
and
THERMADYNE SOUTH AFRICA (PROPRIETARY) LIMITED t/a UNIQUE WELDING ALLOYS
(a company incorporated in accordance with the laws of the Republic of South Africa under
Registration Number: 2000/001361/07)
(“Unique”)
and
RENTTECH S.A. (PROPRIETARY) LIMITED
(a company incorporated in accordance with the laws of the Republic of South Africa under
Registration Number: 2005/044428/07)
(“Renttech”)
and

UNIQUE WELDING ALLOYS RUSTENBURG (PROPRIETARY) LIMITED t/a THERMADYNE PLANT RENTAL SOUTH AFRICA
(a company incorporated in accordance with the laws of the Republic of South Africa under Registration Number: 2000/005417/07)
(“Plant Rental”)
and
THERMADYNE INDUSTRIES INC.
(a US Corporation incorporated in accordance with the laws of the state of Delaware, USA)
(“Thermadyne Industries”)
and
PIETER MALAN
(an individual with South African identity number 5108185084080)
(“Pieter Malan”)

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TABLE OF CONTENTS

1. INTERPRETATION	4
2. SUSPENSIVE CONDITIONS	12
3. PURCHASE AND SALE	14
4. INDIVISIBILITY	15
5. PURCHASE CONSIDERATION FOR THE SALE EQUITY	16
6. WARRANTIES : SALE OF SALE EQUITY	16
7. CONDITION TO SALE OF BUSINESS	19
8. PURCHASE CONSIDERATION FOR THE BUSINESS	19
9. VALUE ADDED TAX	20
10. PAYMENT AND INTERIM PERIOD TRADING	21
11. THE INTERIM PERIOD	22
12. LIABILITIES AND INDEMNITY	23
13. EMPLOYEES	24
14. SECTION 34 NOTICE	25
15. CESSION, TRANSFER, POSSESSION, OWNERSHIP, RISK AND BENEFIT	26
16. RETENTION OF RECORDS	27
17. THE CONTRACTS	28
18. WARRANTIES : SALE OF BUSINESS	29
19. GUARANTEE UNDERTAKINGS	31
20. IMPLEMENTATION AND CLOSING	32
21. CANCELLATION OF PRIOR CONTRACT	33
22. CONFIDENTIALITY	34
23. COMPETING AND CONFLICTING INTERESTS	34
24. TRADING NAME	36
25. GOVERNING LAW AND DISPUTE RESOLUTION	36
26. BREACH	39
27. DOMICILIUM CITANDI ET EXECUTANDI	40
28. GENERAL	42
29. COSTS	44

Annexure “A”	Equity Warranty Schedule

Annexure “B”	Business Warranty Schedule

Annexure “C”	Employee and Accrued Leave Pay & Bonus Schedule

Annexure “D”	Employees

Annexure “E”	Bank Accounts

Annexure “F”	The Premises

Annexure “G”	Intellectual Property Licence Agreement

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PREAMBLE
A.	The Trust is the owner of the Sale Shares, which constitute all of the Sale Claims and a total of 10% (ten percent) of the issued share capital of Plant Rental and the Sale Claims. Unique is the holder of the remaining 90% (ninety percent) of the issued share capital in Plant Rental.

B.	The Trust has agreed to sell to Unique, and Unique has agreed to purchase from the Trust, the Sale Shares and Sale Claims in accordance with the provisions of Part “A” of this Agreement.

C.	Immediately after the sale of the Sale Share and the Sale Claims contemplated in paragraph B above, Plant Rental has agreed to sell to Renttech, and Renttech has agreed to purchase from Plant Rental, the Business (which, for the sake of clarity, is recorded to comprise the Business Assets and the Sale Liabilities) in accordance with the provisions of Part “B” of this Agreement.
THE PARTIES ACCORDINGLY AGREE AS FOLLOWS:
1.	INTERPRETATION

1.1	Definitions

In this Agreement and the Preamble above, unless the context requires otherwise:

1.1.1	“Accounts Receivable”	means all of the accounts receivable of the Business as provided for in the Effective Date Accounts;

1.1.2	“Accrued Leave Pay & Bonus Liability”	means the accrued leave pay and bonus liability of Plant Rental, in respect of the Employees, as at the Effective Date, details of which are set out more fully in Annexure “C” hereto;

1.1.3	“Act”	means the Companies Act, 61 of 1973, as amended from time to time;

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1.1.4	“this Agreement”	means this Sale Agreement, together with the appendices;

1.1.5	“Bank Accounts”	means the bank accounts listed in Annexure “E” hereto;

1.1.6	“Business”	means the businesses carried on by Plant Rental, under the name and style of Thermadyne Plant Rental South Africa, as a going concern, as at the Effective Date, and comprising the Business Assets and the Sale Liabilities;

1.1.7	“Business Assets”	means the assets of the Business as reflected in the asset register of the Business as at the Effective Date, and which include the Accounts Receivable, the Contract Rights, the Movable Assets, the Goodwill, the Intellectual Property, the Intellectual Property Rights, the Trade Inventory, the Prepayments, the Cash, and Plant Rental’s entire shareholding in and any claims against the Subsidiary;

1.1.8	“Business Day”	means any day other than a Saturday, Sunday or official public holiday in South Africa or the United States of America;

1.1.9	“Business Information”	means all information used in or otherwise relating to the Business, the customers thereof and the financial and other affairs of Plant Rental in relation to the Business and including information relating to the marketing of services, customer names and lists and other details of customers, suppliers names and lists and other details of suppliers, sales, sales statistics, prices, market research reports and surveys and advertising or other promotional materials;

1.1.10	“Business Premises”	means each of the premises and addresses listed on the schedule annexed hereto marked Annexure “F” situated from where the Business is conducted

1.1.11	“Business Purchase Price”	means the sum of R29 500 000.00 (twenty nine million five hundred thousand Rand) payable by Renttech to Unique for the Business in terms of clause 8;

1.1.12	“Business Warranties”	means the warranties set out in Annexure “B”

1.1.13	“Cash”	means Plant Rental’s and the Subsidiaries

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cash on hand and/or in the Bank Accounts in respect of the Business, as at the Effective Date;

1.1.14	“Collective Agreement”	means a collective agreement as contemplated in the LRA;

1.1.15	“Competition Authority”	means the Competition Commission, the Competition Tribunal and or the Competition Appeal Court, whichever has jurisdiction for the purpose of this transaction, as established by the Competition Act 89 of 1998 (as amended);

1.1.16	“Completion Date”	means 2 Business Days after the last of the Suspensive Conditions has been fulfilled or waived by the parties;

1.1.17	“Contracts”	means collectively or individually, as the context may require:

1.1.17.1
all contracts (if any) entered into by Plant Rental with customers of the Business and specifically in connection with the Business, relating to the terms and conditions in accordance with which business is conducted and/or credit is afforded to such customer (but excluding all contracts in respect of or relating to credit facilities afforded to the Business, or to Plant Rental in respect of the Business, by suppliers of goods or services to the Business, Plant Rental and Renttech recording that Renttech shall enter into such arrangements directly with such suppliers, to the extent required by Renttech);

1.1.17.2		contracts with any service providers to or in respect of the Business utilised in the operation of the Business as a going concern; and

1.1.17.3		contracts with the lessors in terms of the leases of the Premises;

1.1.18	“Contract Obligations”	means all of the obligations of Plant Rental in terms of and/or arising from the Contracts as at the Effective Date, and including, for the avoidance of doubt:

1.1.18.1		all such obligations still to be

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performed as at the Effective Date; and

1.1.18.2		all such obligations arising and/or falling due for performance on or after the Effective Date;

1.1.19	“Contract Rights”	means all of the rights of Plant Rental in terms of and/or arising from the Contracts as at the Effective Date, and including, for the avoidance of doubt:

1.1.19.1		all such rights held as at the Effective Date; and

1.1.19.2		all such rights arising on or after the Effective Date;

1.1.20	“Crous Agreement”	means the Sale of Shares Agreement concluded simultaneously with this Agreement between Marthinus Johannes Crous, Thermadyne Industries, Unique, Maxweld and Braze (Proprietary) Limited, Plant Rental and Selrod Welding (Proprietary) Limited;

1.1.21	“Effective Date”	means 1 January 2006 notwithstanding the Signature Date;

1.1.22	“Effective Date Accounts”	means the audited consolidated annual financial statements (including all notes thereto) of Plant Rental and the Subsidiary, for the financial year ending 31 December 2005 to be prepared by the auditors of Plant Rental;

1.1.23	“Employees”	means all of the employees of Plant Rental in respect of the Business, as at the Effective Date (and being the persons referred to in Annexure “D” hereto);

1.1.24	“Employee Liabilities”	means the liabilities of Plant Rental in respect of its employees, including but not limited to liabilities or claims for any monies owing in respect of wages, the Accrued Leave Pay & Bonus Liability, salaries and overtime for all periods up to the Effective Date;

1.1.25	“Equity Purchase Price”	means the sum of R2 500 000.00 (two million five hundred thousand Rand) payable by Unique to the Trust for the Sale Equity in terms of clause 5;

1.1.26	“Equity Warranties”	means the warranties set out in Annexure “A”

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1.1.27	“Excluded Liabilities”	means all of the liabilities of Plant Rental arising out of clauses 4.2 and 4.3 of the Crous Agreement, read together with the “Cession” attached thereto as Appendix “2”;

1.1.28	“Goodwill”	means all of the goodwill of Unique in respect of the Business (as at the Effective Date);

1.1.29	“Intellectual Property”	means the Business Information and all and any trademarks, know-how and techniques, whether registered or not, and e-mail, internet and internet domain names specifically used by or in connection with the Business (but specifically excluding all rights in and to the name “Thermadyne” other than the right to use such name as provided for in clause 24);

1.1.30	“Intellectual Property Rights”	means all of Plant Rental’s rights in and to the Intellectual Property;

1.1.31	“Interim Period”	means the period between the Effective Date and the Completion Date;

1.1.32	“LRA”	means the Labour Relations Act No. 66 of 1995 (as amended);

1.1.33	“Movable Assets”	means the fixtures and fittings, office furniture and office automation equipment, plant, equipment and motor vehicles of the Business as at the Effective Date, details of which are listed in the asset register of the Business current as at the Effective Date ;

1.1.34	“Nedbank”	means the business banking east branch of Nedbank Limited acting through its authorised representatives being Johan Fourie, and, failing him, Donovan Bald;

1.1.35	“Parties”	means collectively the Trust, Unique, Renttech, Plant Rental and Thermadyne Industries, and “Party” means any one of them as the context may require;

1.1.36	“Plant Rental”	means, where the context requires, collectively Plant Rental and the Subsidiary;

1.1.37	“Premises”	means each of the premises listed in Annexure “F”;

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1.1.38	“Pre-Payments”	means all amounts which have been paid by Plant Rental in the normal course of business prior to the Effective Date in respect of any period subsequent to the Effective Date in terms of the lease of the Business Premises and/or leases of Movable Assets utilised by the Business;

1.1.39	“Prime”	means the publicly quoted prime rate of interest charged by Nedbank Limited, on overdraft, from time to time (and as certified, in the event of any dispute, by any manager of such bank, whose appointment it shall not be necessary to prove);

1.1.40	“Prior Contract”	means the “Option Agreement” concluded between the Trust and Unique on 27 May 2004 as well as the heads of agreement concluded during November 2005;

1.1.41	“Records”	means Plant Rental’s books and records relating to the Business (other than such statutory and other records as Plant Rental is required to retain control over in terms of any law);

1.1.42	“Sale Claims”	means all claims of whatsoever nature and howsoever arising (including, but not limited to, claims on loan account, if any) which the Trust has against Plant Rental as at the Effective Date;

1.1.43	“Sale Equity”	means collectively the Sale Claims and the Sale Shares;

1.1.44	“Sale Liabilities”	means all liabilities (whether actual or contingent) of Plant Rental of any nature whatsoever and howsoever arising (and whether specifically in respect of the Business or otherwise) including without limitation:

1.1.44.1		the Trade Liabilities;

1.1.44.2		the Contract Obligations; and

1.1.44.3		the Employee Liabilities,

but excluding the Excluded Liabilities;

1.1.45	“Sale Shares”	means 10 ordinary par value fully paid shares of R1,00 each which constitute 10% of the issued share capital of Plant Rental;

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1.1.46	“Signature Date”	means the date on which this Agreement is signed by the Party signing last in time

1.1.47	“Subsidiary”	means Renttech (Proprietary) Limited, registration number 2000/001876/07;

1.1.48	“Suspensive Conditions”	means the suspensive conditions recorded in clause 2.1;

1.1.49	“Trade Inventory”	means all of the stock-in-trade of the Business (including consumable stores, maintenance spares and inventory in transit to and from the Business), as at the Effective Date and provided for in the Effective Date Accounts;

1.1.50	“Trade Liabilities”	means the trade liabilities of Plant Rental as at the Effective Date and provided for in the Effective Date Accounts;

1.1.51	“VAT”	means Value Added Tax as provided for in the VAT Act; and

1.1.52	“VAT Act”	means the Value Added Tax Act, 89 of 1991.
1.2	General Interpretation

For the purposes of this Agreement the following rules of construction shall apply, unless the context requires otherwise:
1.2.1	the singular includes the plural and vice versa;

1.2.2	a reference to any one gender, whether masculine, feminine or neuter, includes the other two;

1.2.3	any reference to a person includes, without being limited to, any individual, body corporate, unincorporated association or other entity recognised under any law as having a separate legal existence or personality;

1.2.4	references to a statutory provision include any subordinate legislation made from time to time under that provision and references to a statutory provision include that provision as from time to time modified or re-enacted as far as such modification or re-enactment applies, or is capable of applying, to this Agreement or any transaction entered into in accordance with this Agreement;

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1.2.5	references in this Agreement to “clauses” and “Schedules” are to clauses of and schedules to this Agreement;

1.2.6	any reference in this Agreement to “this Agreement” or any other agreement, document or instrument shall be construed as a reference to this Agreement or that other agreement, document or instrument as amended, varied, restated, novated or substituted from time to time;

1.2.7	any word and expression defined in any clause shall, unless the application of the word or expression is specifically limited to the clause in question, bear the meaning ascribed to the word or expression throughout this Agreement;

1.2.8	unless otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a Business Day, the next succeeding Business Day;

1.2.9	where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail; and

1.2.10	in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the next Business Day;

1.2.11	in the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the next Business Day;

1.2.12	a reference to a Party includes that Party’s successors-in-title and permitted assigns.

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1.3	Specific Rules of Interpretation
1.3.1	The use of the word “including” followed by a specific example/s shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example/s.

1.3.2	The terms of this Agreement have been negotiated and shall not be interpreted or construed to the disadvantage of a Party because that Party was responsible for or participated in the preparation of this Agreement (or any part of it) and the contra proferentum rule shall not be applied in the interpretation of this Agreement.
1.4	Headings and Sub-headings

All the headings and sub-headings in this Agreement are for convenience only and are not to be taken into account for the purposes of interpreting it.
2. SUSPENSIVE CONDITIONS
2.1	The rights and obligations of the Parties under this Agreement (other than those set out in clause 1, this clause 2 and clauses 4, 22, 25, 26, 27, 28 and 29), are subject to and conditional upon the fulfilment of the following suspensive conditions within the time period stipulated below, or such later date as may be determined in accordance with clause 2.4 below:
2.1.1	The approval of this Agreement by the Board of Directors of Unique by no later than the Signature Date;

2.1.2	GE Capital’s approval of Thermadyne Industries and/or Unique and/or Plant Rental entering into this Agreement and carrying out its/their obligations in terms hereof;

2.1.3	The approval of this Agreement by the Board of Directors of Thermadyne Holdings Corporation;

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2.1.4	The approval of this Agreement by the trustees of the Trust by no later than the Signature Date;

2.1.5	Payment of the full Business Purchase Price shall have been received by Plant Rental by no later than 27 April 2006;

2.1.6	The passing by the members of Plant Rental in general meeting of a resolution in terms of S228 of the Act simultaneously with the conclusion of the Crous Agreement authorising:
2.1.6.1	and approving of the sale of the Business by Plant Rental to Renttech as provided for in part B hereof; and

2.1.6.2	Nedbank to pay all amounts due in terms of the “Cession” attached as Appendix “2” to the Crous Agreement, and to utilise part of the proceeds so received from Plant Rental to pay the Trust the Equity Purchase Price on Unique’s behalf; and
2.1.7	The provision of the facilities pursuant and subject to fulfilment of all of the conditions contained in the Banking facilities agreement concluded between Nedbank Limited and Renttech.
2.2	The conditions contained in clause 2.1.2, and clauses 2.1.7 have been inserted for the benefit of Unique and Renttech respectively, and may therefore be waived by the relevant of them in writing prior to the date specified for the fulfilment thereof.

2.3	The Parties shall use all commercially reasonable endeavours to do whatever may be necessary to procure the fulfilment, or waiver, as the case may be, of any of the conditions referred to in clause 2.1, and shall co-operate with each other for that purpose. Any Suspensive Condition which is waived shall be deemed to have been fulfilled

2.4	The Parties may by agreement in writing at any time extend the period for the fulfilment of all or any of the Suspensive Conditions by such additional period as they may agree in writing.

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2.5	if the Suspensive Conditions are not fulfilled or waived within the relevant periods provided for in clause 2.1, then the provisions of this Agreement which are suspended shall not take effect unless otherwise agreed in writing by the Parties. None of the Parties shall have any claim against any of the other Parties arising out of or in relation to the non-fulfilment of any of the Suspensive Conditions.

2.6	If the Suspensive Conditions are fulfilled then all of the provisions of this Agreement which were suspended in terms of clause 2.1 shall also take effect and become operative, and the whole of this Agreement shall accordingly become unconditional.

2.7	It is recorded, for the sake of clarity, that the Parties agree that the sale contemplated in Part “B” of this Agreement does not require the approval of the Competition Authority.
3. PURCHASE AND SALE
3.1	Subject to the fulfilment or waiver, as the case may be, of the Suspensive Conditions:
3.1.1	and with effect from the Effective Date, the Trust hereby sells to Unique and Unique hereby purchases from the Trust, the Sale Equity upon and subject to the terms and conditions of this Agreement, and in particular, Part “A” hereof;

3.1.2	and with effect from the Effective Date, the Trust hereby cedes to Unique all of its rights in and to the Sale Claims, and Unique hereby accepts such cession; and

3.1.3	immediately thereafter, and subject to the provisions of clause 7, Plant Rental hereby sells to Renttech and Renttech hereby purchases from Plant Rental the Business as a going concern upon and subject to the terms and conditions of this Agreement, and in particular, Part “B” hereof.
3.2	Although ownership and control of the Business will be transferred to and consequently acquired by Renttech only on the Completion Date, the Parties are

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entering into this Agreement on the basis and understanding that as between themselves the Business will, subject to the provisions of clause 10.3, be deemed to have been purchased by Renttech in terms of this Agreement with effect from the Effective Date, as if Renttech will be the owner of the Business with effect from that date and benefits of the business shall be for the account of Renttech from the Effective Date.

3.3	Notwithstanding anything to the contrary anywhere else in this Agreement ownership of the Movable Assets shall not be transferred to Renttech until such time as Plant Rental has received payment of all amounts owing by Renttech to Plant Rental in terms of this Agreement.
4.	INDIVISIBILITY

The sales and purchases of the Sale Equity and the Business in terms of this Agreement would not have been concluded independently of each other and, in the circumstances, the sales of the Sale Equity and the Business are inextricably linked and constitute one indivisible transaction, so that should either transaction contemplated in this Agreement fail to take effect or be terminated or rescinded or otherwise fall away for any reason, then the other shall be terminated at the same time and have no further force or effect.

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PART “A”
SALE OF SALE EQUITY
5.	PURCHASE CONSIDERATION FOR THE SALE EQUITY
5.1	In consideration for the acquisition of the Sale Equity, Unique shall pay to the Trust the Equity Purchase Price, apportioned as follows:
5.1.1	The face value of the Sale Claims in respect of the Sale Claims; and

5.1.2	The remainder of the Equity Purchase Price in respect of the Sale Shares, which in any event shall be no less than the par value of such shares.
5.2	The Purchase Price shall be paid in RSA Rand, by Unique into a bank account nominated by the Trust in writing on or prior to the Completion Date.
6.	WARRANTIES : SALE OF SALE EQUITY
6.1	Warranties
6.1.1	The Trust binds itself to Unique in accordance with the Equity Warranties.

6.1.2	The Trust and Gerrit van Zyl acknowledge that Unique is entering into this Agreement in sole reliance upon the Equity Warranties given by the Trust and Gerrit van Zyl on the basis that such Equity Warranties were correct as at the Effective Date and will be correct as at the Signature Date and the Completion Date. All the Equity Warranties given in terms of this Agreement shall be deemed to be material.

6.1.3	Each Equity Warranty given by the Trust and Gerrit van Zyl in terms of this Agreement:

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6.1.3.1	shall be a separate warranty and shall in no way be restricted or limited by the provisions of any other Equity Warranty; and

6.1.3.2	shall, unless otherwise expressly stated, be a continuing warranty applying as at the Signature Date, the Completion Date and the Effective Date and shall continue and remain in force notwithstanding the completion of the matters provided for in this Agreement.
6.1.4	The Trust hereby indemnifies Unique and undertakes to hold Unique harmless against all loss, costs, claims, demands, liabilities, damage or expense which Unique may suffer or incur as a result of or in relation to the breach of any Equity Warranty.

6.1.5	Save for the Equity Warranties, no other warranties are given or are required to be given by the Trust to Unique in respect of the Sale Equity or Plant Rental, it being recorded that Unique is the holder of the remaining shares in Plant Rental and accordingly is fully aware of all matters pertaining thereto.
6.2	Limitation on Warranty and Indemnity Claims
6.2.1	The Trust’s aggregate liability arising out of the indemnity provided in clause 6.1.4 will not exceed an amount equal to the Equity Purchase Price.

6.2.2	In the absence of fraud on the part of the Trust or Gerrit Van Zyl, and save where a number of Equity Warranty claims arise out of the same event or series of events or out of the same subject matter or cause of action, the Trust shall be under no liability in respect of an indemnity provided for in clause 6.1.4 unless the amount of the relevant Equity Warranty claim in respect of such loss, costs, claims, demands, liabilities, damage or expense giving rise to an indemnity claim, or the accumulated aggregate amount of all relevant claims made prior thereto, exceed
R50 000,00 (fifty thousand Rand), following which the excess amount of such accumulated claims and all future claims against the Trust shall be recoverable as provided for in this Agreement.

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6.2.3	Unique shall, notwithstanding the provisions of clause 25.8, not be entitled to damages whether for breach of Equity Warranty or otherwise, or to indemnification for a breach with respect to an Equity Warranty under clause 6.1.4 in the event that:
6.2.3.1	a claim for damages or indemnification is not made in writing within 18 (eighteen) months after the Signature Date; and/or

6.2.3.2	arbitration proceedings in connection with any claim for damages or indemnification are not initiated (by way of the delivery of an arbitration notice as contemplated in clause 25) within 12 (twelve) months of the relevant claim being rejected by the Trust in writing.

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PART “B”
SALE OF BUSINESS
7.	CONDITION TO SALE OF BUSINESS
7.1	The rights and obligations of the Parties under this Part “B” only are subject to and conditional upon the fulfilment of the obligations of the Parties set out in Part “A” and clause 20.1 hereof.

7.2	If the condition contained in clause 7.1 is:
7.2.1	not fulfilled, then the provisions of this Part “B” which are suspended shall not take effect unless otherwise agreed in writing by the Parties. None of the Parties shall have any claim against any of the other Parties arising out of or in relation to the non-fulfilment of such condition unless such non-fulfilment arises as a result of a breach of the provisions of clause 2.3 or clause 20.1.

7.2.2	fulfilled, then all the provisions of this Part “B” which were suspended in terms of clause 7.1 shall also take effect and become operative, and the whole of this Part “B” shall accordingly become unconditional.
8.	PURCHASE CONSIDERATION FOR THE BUSINESS
8.1	The cash consideration payable by Renttech to Plant Rental (in addition to the assumption of the Sale Liabilities as provided for in clause 12.1 below) for and in respect of the acquisition of the Business shall be the Business Purchase Price, apportioned as follows:
8.1.1	As to the Movable Assets and Trade Inventory: R13 963 120,96;

8.1.2	As to the Accounts Receivable and Pre-Payments: R17 533 044,73;

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8.1.3	As to the Cash, the face value in the bank accounts and on hand at the Effective Date;

8.1.4	As to the Sale Liabilities, the amounts reflected in the Agreement Accounts, provided that if, after deducting the Sale Liabilities from the aggregate amounts provided for in clauses 8.1.1 to 8.1.3, the total figure reached is
8.1.4.1	in excess of the Business Purchase Price, then the excess between the Business Purchase Price and the total so calculated shall be deemed to have increased the value of the Sale Liabilities to that extent; or

8.1.4.2	less than the Business Purchase Price, then the value of the Sale Liabilities shall be reduced so that the balance equals the Business Purchase Price.
8.2	The Parties record that no amount of the Purchase Consideration has been allocated in respect of the Contract Rights, the Intellectual Property, the Goodwill and the Intellectual Property Rights, which are acquired by Renttech in terms hereof for no additional consideration.
9.	VALUE ADDED TAX
9.1	Renttech and Plant Rental hereby reciprocally warrant to each other that they were on the Effective Date and will on the Completion Date be duly registered as VAT vendors, and it is agreed between them that:
9.1.1	the Business is an enterprise capable of separate operation;

9.1.2	the Business Assets constitute all of the assets necessary for the carrying on of the Business;

9.1.3	the Business was on the Effective Date and will on the Completion Date be an income earning activity; and

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9.1.4	the Business is being sold as a going concern,
and accordingly, the sale provided for herein falls within the ambit of Section 11(1)(e) of the VAT Act, and therefore VAT is payable on, and has been included in, the consideration payable by Renttech to Plant Rental for and in respect of the acquisition of the Business at the rate of zero percent. In this regard, Plant Rental shall, on the Completion Date and to the extent applicable, furnish an appropriate tax invoice (on a zero rated basis) to Renttech.

9.2	If the Commissioner for the South African Revenue Service, rules that VAT is payable in respect of the sale of the Business or the Business Assets (or any part thereof) pursuant to this Agreement, at a rate exceeding zero percent, then Renttech shall pay any such VAT which is so payable against the delivery by Plant Rental to Renttech of a tax invoice in respect thereof.
10.	PAYMENT AND INTERIM PERIOD TRADING
10.1	The Business Purchase Price shall be paid by Renttech to Plant Rental on the Completion Date in South African Rand, by way of electronic transfer, free of exchange, deduction or set-off directly into the following trust account:-

Account Holder: UNIQUE WELDING ALLOYS RUSTENBURG (PTY) LTD

Bank: NED Bank

Branch: [ILLEGIBLE]

Account No: 1288 — 113978

Branch Code: 128842

10.2	Any amounts due and owing by Renttech to Plant Rental in terms of this Agreement which are not paid on the due date thereof shall attract interest at Prime from the due date to the date of payment.

10.3	Notwithstanding any retroactive term/s, condition/s or provision/s of this Agreement, but at all times subject to the provisions of clause 12.1, the Parties record and agree that:-

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10.3.1	The income and expenditure of the Business for the Interim Period shall, by operation of law, accrue to and be incurred by Plant Rental, who shall account to Renttech for the profit and loss of the Business in the Interim Period;

10.3.2	The Parties have agreed that the Interim Period Profit shall be paid to Renttech; and

10.3.3	Plant Rental shall be entitled and obliged to account for the Interim Period Profit but shall not be liable for the income tax (if any) payable thereon insofar as such profit remains in the Business as at the Completion Date.
11.	THE INTERIM PERIOD

Plant Rental warrants and undertakes to Renttech that save as provided for to the contrary in this Agreement, during the Interim Period, to the extent that it is within its power and control, and save as expressly otherwise provided for in the Crous Agreement:
11.1	the Business will continue in the ordinary and regular course;

11.2	Plant Rental will continue to trade in accordance with the trading style presently adopted by it, unless otherwise agreed by the Parties;

11.3	there will be no material adverse change in Plant Rental’s financial position;

11.4	no person shall be granted any right, title, interest or option to acquire any shares in the share capital of Plant Rental whether issued or unissued;

11.5	Plant Rental will not enter into any transaction or bind themselves to any agreements or arrangements save in the ordinary and regular course of conduct of the Business;

11.6	Plant Rental will not incur or become committed to incur any capital expenditure in excess of R100 000,00 (one hundred thousand Rand) otherwise than in the ordinary course of the Business;

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11.7	Plant Rental will not incur any debt in excess of the ordinary business requirements of Plant Rental;

11.8	Plant Rental will not do or omit to do anything which will:
11.8.1	materially prejudice the continued goodwill of the Business; and/or

11.8.2	reduce the scope of the Business.
12.	LIABILITIES AND INDEMNITY
12.1	The sale of the Business provided for herein encompasses the assumption by Renttech of the Sale Liabilities, and Renttech hereby undertakes to duly perform or discharge (as the case may be) the Sale Liabilities timeously and hereby indemnifies Plant Rental and holds Plant Rental harmless in respect of all loss/es, costs, claims, demands and liabilities that may be made against and/or suffered by Plant Rental in respect of the Sale Liabilities.

12.2	Without limiting the provisions of clause 12.1:
12.2.1	Renttech shall, forthwith after the Completion Date but with effect from the Effective Date, take all such steps and do all such things as may be reasonable and open to it to procure the release of Plant Rental from all guarantees, the details of which are furnished to Renttech in writing by the Completion Date (the Parties recording, however, for the avoidance of doubt, that Renttech shall not be obliged to prematurely extinguish the underlying liability in order to secure such release);

12.2.2	to the extent that, and for so long as, Renttech does not or is not able to procure the release of Plant Rental from such guarantees as aforesaid, Renttech hereby indemnifies Plant Rental and holds Plant Rental harmless in respect of all loss/es, costs, claims, demands and liabilities that may be made against and/or suffered by Plant Rental in respect of or arising from the guarantees; and

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12.2.3	Renttech undertakes in favour of Plant Rental, that forthwith upon receipt by Renttech of Plant Rental’s written notification that a claim has been made by a third party against Plant Rental in respect of or arising from any guarantee, Renttech shall effect payment to Plant Rental (or to the third party concerned, at the discretion of Renttech) of any amount so claimed, as recorded in such written notification.
13.	EMPLOYEES
13.1	Transfer of Employment
13.1.1	The sale of the Business, as provided for in the Sale Agreement, results in the automatic transfer of the Employees’ employment, from Plant Rental to Renttech, as contemplated in Section 197(2) of the LRA.

13.1.2	Given that the conditions of employment of the Employees are not determined by a Collective Agreement and further given the absence of an agreement as contemplated in Section 197(6) of the LRA, and in accordance with Section 197(2) of the LRA:
13.1.2.1	Renttech is automatically substituted in the place of Plant Rental in respect of all contracts of employment with the Employees in existence before the date of transfer;

13.1.2.2	all rights and obligations between Plant Rental and each Employee at the time of the transfer continue in force as if they had been rights and obligations between Renttech and each such Employee;

13.1.2.3	anything done before the transfer by or in relation to Plant Rental is considered, for the purpose of Section 197 of the LRA, to have been done by or in relation to Renttech; and

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13.1.2.4	the transfer does not interrupt the Employees’ continuity of employment, and each Employee’s contract of employment continues with Renttech as if with Plant Rental.
13.1.3	Plant Rental undertakes to comply with the provisions of Section 197(7)(c) of the LRA prior to the Completion Date.
13.2	Assumption of Employee Liabilities
13.2.1	Renttech hereby assumes the liability for, and hereby undertakes to discharge the Employee Liabilities if, as and when (as the case may be) the relevant liability/ies fall/s due for payment.

13.2.2	Renttech hereby indemnifies Plant Rental and holds it harmless in respect of all loss/es, costs, claims, demands and liabilities that may be made against and/or suffered by Plant Rental in respect of or in connection with the Employee Liabilities, provided that the Parties shall be jointly and severally liable to the employees themselves in respect of any such claims arising prior to the Effective Date in accordance with the provisions of Section 197(9) of the LRA.
13.3	Medical Aid and Pension/ Provident Funds

It is recorded that the Employees will remain and continue to belong to the same pension and/or provident funds and medical aids as they belong to as at the Effective Date, save that the obligations of Plant Rental in relation to such funds and medical aids shall be assumed in full by Renttech with effect from the Effective Date.
14.	SECTION 34 NOTICE
14.1	The Parties agree that notice of the sale of the Business will not be published as contemplated in Section 34 of the Insolvency Act, 24 of 1936.

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14.2	Unique undertakes that it shall not pass a resolution for the voluntary winding up of Plant Rental for a period of at least 6 months after the Completion Date.
15.	CESSION, TRANSFER, POSSESSION, OWNERSHIP, RISK AND BENEFIT
15.1	On the Completion Date but with effect from the Effective Date, Plant Rental shall be deemed to have given and Renttech shall have taken transfer and ownership in and to the Business Assets, to Renttech, and Plant Rental shall:
15.1.1	deliver, and to the extent necessary procure the delivery of, the Business Assets, and generally place Renttech in possession of the Business;

15.1.2	be deemed, and as between the Parties inter se, to:-
15.1.2.1	have ceded, delegated and transferred to Renttech, with effect from the Effective Date:
15.1.2.1.1	subject to the provisions of clause 17, the Contract Rights and the Contract Obligations;

15.1.2.1.2	all of its right, title and interest in and to the Accounts Receivable, the Business Information, the Goodwill, the Movable Assets and the Trade Inventory; and

15.1.2.1.3	the Intellectual Property Rights,
which cession, delegation and transfer Renttech is hereby deemed to have accepted from the Effective Date;

15.1.2.2	have been in possession of the Business in the Interim Period for and on behalf of Renttech and Renttech shall be entitled to the economic benefits and shall bear the risks attendant upon such trading during the Interim Period (and for the avoidance of doubt the Parties record that Plant Rental shall have conducted the

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Business, during the Interim Period, for no additional consideration
15.2	Plant Rental undertakes to procure that all amounts received by it in respect of the Accounts Receivable, if any, after the Effective Date will be paid to Renttech within 7 (seven) Business Days of receipt of such payment.
16.	RETENTION OF RECORDS
16.1	Renttech undertakes that it shall retain the Records for such period as Plant Rental would lawfully have been required to retain such Records and in any event for a period of at least 3 (three) years from the date of each such Record. Plant Rental’s agents or administrative personnel shall have reasonable rights of access to the Records in order for Plant Rental to comply with the obligations in terms of the Act (or any other relevant legislation) and to exercise its rights or comply with its obligations in terms of this Agreement. Renttech shall use reasonable endeavours to advise Plant Rental and Thermadyne Industries in the event that any third party seeks or requires access to the Records for the purpose of any pending or intended litigation, proceedings or investigation involving Plant Rental, provided, however, that:
16.1.1	Plant Rental shall have no claim against Renttech should it fail to give such notice innocently or negligently; and

16.1.2	Renttech shall not provide such access where it is not compelled to do so.
16.2	The provisions of clause 16.1 shall apply mutatis mutandis in relation to all records retained by Plant Rental.
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17.	THE CONTRACTS
17.1	Plant Rental shall:
17.1.1	cede and delegate to Renttech, with effect from the Effective Date, all of Plant Rental’s rights and all of its obligations under every Contract which is still in force at that date; and Renttech shall be obliged to accept the cession and delegation of all those rights and obligations under each such Contract.

17.1.2	cede and delegate all rights and obligations to the Bank Accounts;

17.1.3	with effect from the Effective Date, cede and delegate all rights and obligations arising out of or in terms of all existing leases in respect of the Premises to Renttech; and

17.1.4	procure the cession, assignment and transfer of all of its rights, title and interest in and to its telephone lines, domain names (including the e-mail address “Thermadynerental”) and telefax lines to Renttech, which shall be entitled to use same in accordance with the provisions of clause 24.
17.2	Plant Rental shall be obliged to enter into all such agreements and sign all such documents and do all such things as may reasonably be required of it to give effect to the provisions of this clause 17.1.

17.3	Without derogating from clause 12.1, Renttech hereby:
17.3.1	undertakes to duly and properly carry out, perform and complete the Contract Obligations; and

17.3.2	indemnifies Plant Rental and agrees to hold Plant Rental harmless against and in respect of all actions, proceedings, costs, damages, claims and demands in respect of any failure on the part of Renttech, to carry out, perform and complete the Contract Obligations.
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17.4	To the extent that the consent of the other contracting parties under the Contracts is required, to the assignment by Plant Rental to Renttech of Plant Rental’s rights and obligations thereunder, the Parties undertake to use all reasonable endeavours to procure such consent/s. To the extent that the Parties are unable to, or do not obtain the consent of any other contracting parties as aforesaid (and save to the extent as may be expressly provided for to the contrary in this Agreement and/or prohibited by operation of law), then they hereby agree that, with effect from the Effective Date, they will procure, as between them, that the rights and obligations under any such contracts shall be operated for the benefit and account of Renttech.

17.5	Plant Rental has made the Pre-Payments. Renttech shall be entitled to receive the benefits of any such Pre-payments as part of the purchase price paid by it to Plant Rental as provided for in clause 8.
18.	WARRANTIES : SALE OF BUSINESS
18.1	Warranties
18.1.1	Plant Rental, Unique and Thermadyne Industries, jointly and severally bind themselves to Renttech in accordance with the Business Warranties.

18.1.2	Plant Rental, Unique and Thermadyne Industries acknowledge that Renttech is entering into this Agreement in sole reliance upon the Business Warranties given to Renttech on the basis that such Business Warranties were correct as at the Effective Date and will be correct as at the Signature Date, and the Completion Date. All the Business Warranties given in terms of this Agreement shall be deemed to be material.

13.1.3	Each Business Warranty given by Plant Rental, Unique and Thermadyne Industries in terms of this Agreement:
18.1.3.1	shall be a separate warranty and shall in no way be restricted or limited by the provisions of any other Business Warranty; and
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18.1.3.2	shall, unless otherwise expressly stated, be a continuing warranty applying as at the Signature Date and the Effective Date and the Completion Date and shall continue and remain in force notwithstanding the completion of the matters provided for in this Agreement.
18.1.4	Save as provided for elsewhere in this Agreement, the Business Assets and generally the Business are sold by Plant Rental to Renttech voetstoots and no other warranties, whether express or implied, are given in respect thereof.

18.1.5	Plant Rental, Unique and Thermadyne Industries jointly and severally hereby indemnify Renttech and undertake to hold Renttech harmless against all loss, costs, claims, demands, liabilities, damage or expense which Renttech may suffer or incur as a result of or in relation to the breach of any Business Warranty.

18.1.6	Without limiting the provisions of clause 18.1.2, Renttech acknowledges, save as set out to the contrary in the Business Warranties, the Movable Assets are second-hand and that no warranties, express or implied, are given as to the quality and/or condition thereof and that no warranties, express or implied, are given and no representations are made by Plant Rental in respect thereof.
18.2	Limitation on Warranty and Indemnity Claims
18.2.1	Plant Rental, Unique and Thermadyne’s joint and several aggregate liability arising out of the indemnity provided for in clause 18.1.5 will not exceed an amount equal to the Business Purchase Price.

18.2.2	In the absence of fraud on the part of Plant Rental, Unique and Thermadyne, and save where a number of Business Warranty claims arise out of the same event or series of events or out of the same subject matter or cause of action, Plant Rental, Unique and Thermadyne shall be under no liability in respect of an indemnity provided for in clause 18.1.4 unless the amount of the relevant Business Warranty claim in respect of such loss, costs, claims, demands, liabilities, damage or expense giving rise to an indemnity claim, or the
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accumulated aggregate amount of all relevant claims made prior thereto, exceed R50 000,00 (fifty thousand Rand), following which the excess amount of such accumulated claims and all future claims against Plant Rental, Unique and/or Thermadyne shall be recoverable as provided for in this Agreement.

18.2.3	Renttech shall, notwithstanding the provisions of clause 25.8, not be entitled to damages whether for breach of Business Warranty or otherwise, or to indemnification for a breach with respect to a Business Warranty under clause 18.1.4 in the event that:
18.2.3.1	a claim for damages or indemnification is not made in writing within 18 (eighteen) months after the Signature Date; and/or

18.2.3.2	arbitration proceedings in connection with any claim for damages or indemnification are not initiated (by way of the delivery of an arbitration notice as contemplated in clause 25) within 12 (twelve) months of the relevant claim being rejected by Plant Rental, Unique and/or Thermadyne In writing.
19.	GUARANTEE UNDERTAKINGS
19.1	Each of Gerrit Van Zyl and Pieter Malan hereby binds himself, to and in favour of Plant Rental and Unique, as sureties for and co-principal debtors on a joint and several basis with Renttech for the due performance by Renttech of its obligations in terms of and arising from this Agreement.

19.2	Gerrit Van Zyl and Pieter Malan respectively renounce the benefits of excussion and cession of action, the full meaning and effect of which they know and understand.

19.3	Each of Unique and Thermadyne Industries, by their signatures at the foot of this agreement, bind themselves, jointly and severally and under renunciation of the legal exceptions of division and excussion, as sureties for and co-principal debtors in solidum with Plant Rental to Renttech for all the obligations to Renttech as provided for in this Agreement.
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PART “C”
GENERAL PROVISIONS
20.	IMPLEMENTATION AND CLOSING

The Parties shall meet at the offices of Bowman Gilfillan Inc. situate at 165 West Street Sandton at 12h00 on the Completion Date, at which meeting:
20.1	the Trust shall deliver to Unique;
20.1.1	the share certificates in relation to the Sale Shares, together with declarations for the transfer thereof, duly signed by the Trust on a date not being more than 14 (fourteen) days before the date of delivery and otherwise complying with the provisions of Plant Rental’s articles of association;

20.1.2	a written cession in respect of the Sale Claims, signed and dated by the Trust as cedent, reflecting Unique as cessionary;

20.1.3	the resignation of Gerrit as a director of Plant Rental;

20.1.4	resolutions, which may be subject to the implementation of this clause 20, passed by the board of directors of Plant Rental approving of the following matters:
20.1.4.1	the transfer of the Sale Shares from the Trust to Unique, and accordingly the registration in Plant Rental’s register of members of Unique as the holder of those shares;

20.1.4.2	the cession of the Sale Claims from the Trust to Unique; and

20.1.4.3	accepting the resignation of Gerrit as a director of Plant Rental and approving the appointment of any other person/s as directors of Plant Rental.
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20.2	Plant Rental shall, immediately after the performance of the obligations contained in clause 20.1:
20.2.1	sign all and any documents and perform all such acts as may be necessary or reasonably required by Renttech (with all disbursements incurred in connection therewith being for the account of Renttech):-
20.2.1.1	to record or perfect the transfer of the Intellectual Property Rights to Renttech;

20.2.1.2	to transfer ownership of the Business Assets to Renttech at the Premises and to ensure that the Business and the Business Assets vest unencumbered in Renttech,

20.2.1.3	and generally to facilitate completion of the sale of the Business.
20.2.2	transfer and make over to Renttech the Records, the Business Information and all information in respect of the Intellectual Property.
21.	CANCELLATION OF PRIOR CONTRACT
21.1	Subject to completion of the transactions recorded in this Agreement, the Prior Contract, including all rights, obligations and restrictions set out therein, is hereby unconditionally and irrevocably cancelled ab initio, and shall cease to be of any force or effect.

21.2	This Agreement constitutes a full and final settlement between the Parties of all claims that any of the Parties may have against any other Party arising out of the Prior Contract, and each Party hereby indemnifies the others and holds the other Parties harmless in respect of any claim by that Party to or arising out of or in connection with the Prior Contract.
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22.	CONFIDENTIALITY

None of the Parties shall make any public announcement or statement about this Agreement or its contents without first having obtained the other Parties prior written consent to the public announcement or statement and to its contents, provided that such consent may not be unreasonably withheld or delayed.

23.	COMPETING AND CONFLICTING INTERESTS
23.1	Plant Rental, Unique and Thermadyne Industries hereby undertake and agree that none of them will:
23.1.1	for a period of 3 (three) years from the Completion Date (“the Restraint Period”) and within the Republic of South Africa, either jointly or alone or together with, or as agent for any person, firm, company or association whatsoever, directly or indirectly, be interested in any way (and whether as proprietor, partner, shareholder, financier, adviser, consultant, service provider, contractor or otherwise) in any business which competes to a material extent with the Business, other than any such business or interests that may be carried out in conjunction with and with the approval of Renttech;

23.1.2	at any time during the Restraint Period, either for its own account or for any other person, firm or corporation, directly or indirectly, canvas or solicit business, in competition with the Business from any person, firm or corporation, which is, at any time during the Restraint Period, or shall have been during the period of twelve months preceding the Completion Date, a client of or customer of or in the habit of dealing with Plant Rental
23.2	Similarly, none of Renttech or Gerrit Van Zyl or Pieter Malan will:
23.2.1	for the Restraint Period and within the Republic of South Africa, either jointly or alone or together with, or as agent for any person, firm, company or association whatsoever, directly or indirectly, be interested in any way (and whether as proprietor, partner, shareholder, financier, adviser, consultant, service provider, contractor or otherwise) in any business which competes to
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a material extent with the welding products distribution business (“the Distribution Business”) conducted by Unique and/or Maxweld as at the Effective Date, other than any such business or interests that may be carried out in conjunction with and with the approval of Unique, provided that Renttech shall not be precluded from distributing any of the products and consumabies used in connection with the Business in the ordinary course, or from acting as a distributor for Unique and/or Maxweid and/or Thermadyne Industries’ products to the extent that it may be applicable as at the Effective Date. Renttech shall furthermore be entitled to import any products for its own use in relation to the assets which it hires out;

23.2.2	at any time during the Restraint Period, either for its own account or for any other person, firm or corporation, directly or indirectly, canvas or solicit business, in competition with the Distribution Business from any person, firm or corporation, which is, at any time during the Restraint Period, or shall have been during the period of twelve months preceding the Completion Date, a client of or customer of or in the habit of dealing with Unique and/or Maxweld.
23.3	Any act or omission which, if it were an act or omission of:
23.3.1	Plant Rental, Unique or Thermadyne would constitute a breach of the undertakings in clause 23.1 on the part of any of them; or

23.3.2	Renttech or Gerrit Van Zyl or Pieter Malan would constitute a breach of the undertakings in clause 23.2, on the part of any of them, shall be deemed to be such an act or omission for which the relevant Party is responsible if done or omitted by any body corporate or unincorporated (whether constituted at the date of this agreement or not) which is controlled wholly or mainly or directly or indirectly in any manner by that Party, or by any person or persons who controls or control that Party, or by any such body which itself controls that Party wholly or mainly or directly or indirectly in any manner, or which is controlled wholly or mainly or directly or indirectly by a person or persons and/or a body or bodies corporate or unincorporated who or which controls or control that Party wholly or mainly or directly or indirectly.
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23.4	The Parties acknowledge that:
23.4.1	the Business Purchase Price constitutes and includes sufficient consideration payable for the restraint undertakings furnished in clause 23.1;

23.4.2	the Equity Purchase Price constitutes and includes sufficient consideration payable for the restraint undertakings furnished in clause 23.2;

23.4.3	the undertaking and restraints in this clause 23 are fair and reasonable and necessary to protect the direct and indirect proprietary rights and interests of the Parties.
24.	TRADING NAME

The Parties record that simultaneously with the signature by the Parties of this Agreement, Thermadyne Industries and Renttech have entered into an “Intellectual Property Licence Agreement” in the terms set out in Annexure “G” hereto and in terms of which Thermadyne Industries has licensed Renttech to use the name “Thermadyne” in conjunction with the name “Plant Rental” for a period of 3 (three) years with an option for a further three years thereafter.

25.	GOVERNING LAW AND DISPUTE RESOLUTION
25.1	The Parties agree that this Agreement shall be governed by and interpreted in accordance with the Laws of the Republic of South Africa (notwithstanding any conflict of law principles which may apply).

25.2	Any dispute (“a dispute”) between any of the Parties arising in connection with this Agreement or the subject matter hereof shall be submitted to and determined by arbitration in accordance with this clause 25. For the purpose hereof the term “dispute” shall be interpreted in the widest sense and shall include any dispute or difference in connection with or in respect of the conclusion or existence of this Agreement, the carrying into effect of this Agreement, the interpretation or application of the provisions of this Agreement, the Parties’ respective rights and/or
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obligations in terms of and/or arising out of this Agreement and/or the validity, enforceability, rectification, termination or cancellation, whether in whole or in part, of this Agreement.
25.3	Any Party (“the Referring Party”) shall be entitled to refer a dispute to arbitration in terms of this clause 25 by notifying the other Parties in writing of its intention to do so (“the Arbitration Notice”). The Arbitration Notice shall include the names of not less then 3 (Three) natural persons whom the Referring Party proposes for appointment as arbitrator.

25.4	Should the Parties fail to agree to an Arbitrator within 5 (Five) Business Days of the Arbitration Notice, the arbitrator shall be appointed, at the written request of any Party (which request shall be copied to the other Parties), by the Chairman for the time being of the Johannesburg Bar Council (or its successor); subject to the proviso that the Arbitrator so appointed by the said Chairman shall be a practicing Senior Counsel or Practicing Attorney of at least 10 years standing or a retired judge.

25.5	Unless otherwise expressly agreed by the Parties in writing:
25.5.1	the arbitration proceedings shall be held at Sandton, Republic of South Africa and shall be conducted under the Standard Rules of the Association of Arbitrators (“the Arbitration Rules”);

25.5.2	the Arbitrator shall be entitled, on the written application of any Party at anytime (provided only that such Party is then a party to the proceedings), to be made in a manner acceptable to the Arbitrator, to amend the Arbitration Rules and/or any time period provided for therein or to supplement the Arbitration Rules in the interests of resolving the dispute effectively, efficiently and economically (but provided that no such amendment or supplemental rule shall operate retrospectively);

25.5.3	the arbitration proceedings shall be conducted as expeditiously as possible but the time periods provided for in Section 23(a) of the Arbitration Act 42 of 1965 (as amended) (“the Arbitration Act”) shall not apply thereto;

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25.5.4	the decision of the Arbitrator shall be final and binding and there shall be no right of appeal (notwithstanding the provisions of the Arbitration Rules); and

25.5.5	the Arbitrator shall be entitled to determine his own jurisdiction and shall be entitled, mero motu, to raise matters mutatis mutandis as if the dispute was being heard before a Judge in the High Court of South Africa (Transvaal Provincial Division).
25.6	The provisions of this clause 25 shall prevail to the extent of there being any conflict between the Arbitration Rules and this clause 25.

25.7	Subject to the other Provisions of this clause 25, the arbitration proceedings contemplated herein shall be held in accordance with the provisions of the Arbitration Act.

25.8	Without detracting from the effect (if any) of any other act taken by any Party which may affect the issue of prescription, the Parties irrevocably agree and acknowledge that the Arbitration Notice shall interrupt prescription and shall be deemed to constitute the service of a process for the purpose of interrupting prescription in terms of Section 13 of the Prescription Act No. 68 of 1969 (or, as the case may be, the corresponding provision in any amendment thereto or in any replacement legislation).

25.9	The provisions of this clause 25:-
25.9.1	constitute an irrevocable consent by the Parties to the arbitration proceedings provided for herein and none of the Parties shall be entitled to withdraw from the provisions of this clause or claim at any such proceedings that it is not bound by this clause or such proceedings;

25.9.2	are severable from the rest of this Agreement and shall remain in effect despite the termination, cancellation, invalidity or alleged invalidity of this Agreement for any reason whatsoever.
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Parties hereby consent to the jurisdiction of the High Court of South Africa (Witwatersrand Local Division).
26.	BREACH

26.1	Subject to the provisions of clause 24, if any Party breaches any material provision or term of this Agreement and fails to remedy such breach within 10 (ten) days of giving of written notice requiring it to do so (or if it is not reasonably possible to remedy the breach within 10 (ten) days, within such further period of time as may be reasonable in the circumstances) then the aggrieved Party shall be entitled without notice, in addition to any other remedy available to it at law or under this Agreement, including obtaining an interdict, to cancel this Agreement or to claim specific performance of any obligation whether or not the due date for performance has arrived, in either event without prejudice to the aggrieved Party’s right to claim damages.

26.2	Notwithstanding anything to the contrary contained in this Agreement, no Party shall be entitled to cancel this Agreement on the grounds of a breach of a term of this Agreement or on the grounds of a breach of a warranty, unless it is a material breach of such term / warranty going to the root of this Agreement, and:
26.2.1	an award of damages shall not serve to compensate the aggrieved Party; or

26.2.2	such damages are not paid to the aggrieved Party within 14 (fourteen) days of the final determination thereof (whether such determination is by way of written agreement between the Parties or by way of an order by a court of competent jurisdiction or an award pursuant to the arbitration provisions provided for in clause 25).
26.3	Notwithstanding anything to the contrary, no Party shall be liable to any other for consequential, indirect, incidental or contingent damages arising out of a breach of this Agreement or negligence on its/their part or any cause whatsoever.

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27.	DOMICILIUM CITANDI ET EXECUTANDI
27.1	The Parties choose as their domicilia citandi et executandi for all purposes under this Agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature, the following addresses:
27.1.1	The Trust and Gerrit van Zyl and Pieter Malan:
16 Linneceon Villa
De Rouwe Street
Beyerspark
Boksburg
1459
Attention: Mr Hendrik Gert van Zyl
Telefax No: (011) 824 0429
27.1.2	Unique:
9 First Street
Boksburg North
Boksburg
1459
Attention: James Lourens
Telefax Number: (011) 917 8580
27.1.3	Renttech:
As per clause 27.1.1
with a copy to Blumenthal Attorneys on telefax (011)
887-2699
27.1.4	Plant Rental:
1 Manchester Road
Wadeville
Germiston
1422

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Attention: Gerrit Van Zyl
Telefax Number: (011) 824-0429
27.1.5	Thermadyne Industries:
Suite 300,
16052 Swingley Ridge Road,
St Louis,
Missouri
63017
United States of America
Attention: the CEO and the General Counsel
Telefax No: (091) 728 3010
27.2	Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

27.3	Any Party may by notice to the other Parties change the physical address chosen as its domicilium citandi et executandi to another physical address in South Africa or its telefax number, provided that the change shall become effective vis-a-vis that addressee on the 7th (seventh) Business Day from the presumed receipt of the notice by the addressee.

27.4	Any notice to a Party:
27.4.1	sent by prepaid registered post (by airmail if appropriate) in a correctly addressed envelope to it at its domicilium citandi et executandi shall be presumed to have been received on the 7th (seventh) Business Day after posting (unless the contrary is proved);

27.4.2	delivered by hand to a responsible person during ordinary business hours at its domicilium citandi et executandi shall be presumed, until the contrary is proved, to have been received on the day of delivery; or

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27.4.3	sent by telefax to its chosen telefax number stipulated in clause 27.1, shall be presumed to have been received on the first Business day following the date of despatch and confirmed transmission (unless the contrary is proved).
27.5	Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

28.	GENERAL

28.1	Remedies

No remedy conferred by this Agreement is intended to be exclusive of any other remedy which is otherwise available under South African law. Each remedy shall be cumulative and in addition to every other remedy given under this Agreement or under any existing or future law. The election of any one or more remedy by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other remedy.

28.2	Severance

If any provision of this Agreement, which is not material to its efficacy as a whole, is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the Parties shall endeavour in good faith to agree an alternative provision to the void, illegal or unenforceable provision.

28.3	Survival of Rights, Duties and Obligations

Termination of this Agreement for any cause shall not release a Party from any liability which at the time of termination has already accrued to such Party or which thereafter may accrue in respect of any act or omission prior to such termination.

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28.4	Entire Agreement

This Agreement (including its appendices) contains the entire agreement between the Parties and supersedes any prior written or oral agreement between them in relation to the subject matter hereof. Save as expressly provided for in this Agreement, no Party shall have any claim or right arising from any undertaking, representation or warranty not included in this Agreement.

28.5	Non-variation or cancellation

Save as otherwise expressly provided, no agreement to amend, add to or otherwise vary or waive any of the provisions of this Agreement or to consensually cancel or terminate it shall be effective unless made in writing and duly signed by the Parties or on their behalf by their duly authorised agents.

28.6	No waiver

No extension of time or waiver or relaxation of any of the provisions or terms of this Agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this Agreement, shall operate as an estoppel against any Party in respect of its rights under this Agreement, nor shall it operate so as to preclude such Party thereafter from exercising its rights strictly in accordance with this Agreement.

28.7	Assignment

Save as otherwise expressly provided in this Agreement, no Party may cede or delegate this Agreement or any of its rights and obligations under it without the prior written consent of all the other parties.

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28.8	Further Assurance

Each Party shall co-operate with the other Parties and execute and deliver to the other Parties such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm their rights and the intended purpose of this Agreement.

28.9	Successors Bound

This Agreement shall be binding on and shall inure for the benefit of the successors and permitted assigns and personal representatives (as the case may be) of each of the Parties.

28.10	Counterparts

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart.
29.	COSTS

Each Party shall pay its own costs incurred in the negotiation and preparation of this Agreement.
(Note: The remainder of this page is intentionally blank)

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SIGNED at Sandton	on 09 March 2006.

THE HG AND A VAN ZYL
FAMILIE TRUST

/s/ H. G. Van ZYL

	Signatory:	H. G. Van ZYL
	Capacity:	Trustee
	Authority:	Resolution

Signatory:
	Capacity:	Trustee
Authority:

Signatory:
	Capacity:	Trustee
Authority:

SIGNED at Sandton	on 09 March 2006.

HENDRIK GERT VAN ZYL

/s/ [ILLEGIBLE]

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SIGNED at Sandton	on 8 March 2006.

	For:	THERMADYNE SOUTH AFRICA (PROPRIETARY) LIMITED

/s/ Justin Bothner

	Signatory:	Justin Bothner
	Capacity:	Designated Nominee
	Authority:	Resolution

SIGNED at Sandton	on 9 March 2006.

	For:	RENTTECH S.A.
(PROPRIETARY) LIMITED

/s/ Justin Bothner

	Signatory:	Justin Bothner
	Capacity:	Designated Nominee
	Authority:	Resolution

SIGNED at Sandton	on 9 March 2006.

	For:	UNIQUE WELDING ALLOYS
RUSTENBURG
(PROPRIETARY) LIMITED

/s/ Justin Bothner

	Signatory:	Justin Bothner
	Capacity:	Designated Nominee
	Authority:	Resolution

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SIGNED at Sandton	on 9 March 2006.

	For:	THERMADYNE INDUSTRIES INC.

/s/ Justin Bothner

	Signatory:	Justin Bothner
	Capacity:	Designated Nominee
	Authority:	Resolution

SIGNED at Sandton	on 9th March 2006.

PIETER MALAN

/s/ [ILLEGIBLE]

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ANNEXURE “A”
SALE OF SALE EQUITY WARRANTY SCHEDULE
The Trust and Gerrit jointly and severally hereby warrant and represent to Unique on the basis set out in clause 6 of the Agreement, as follows:
1.	Regulatory Matters, Shares, Sale Claims and Shareholding
1.1	The Trust has the requisite power and authority to execute, deliver and perform its obligations in terms of this Agreement and is duly authorised to execute this Agreement.

1.2	The Trust is, and will, as at the Signature Date and the Effective Date and Completion Date, be entitled to give free and unencumbered title in and to the Sale Shares and the Sale Claims to Unique.

1.3	Save as provided for to the contrary in the Crous Agreement, no person (other than Unique) will have any existing right, option or right of first refusal to acquire any of the shares in the capital of Plant Rental.

1.4	As at the Effective Date, the Signature Date and the Completion Date, the Trust was and will be the owner of the Sale Shares.

1.5	None of the Sale Shares nor the Sale Claims shall be subject to any cession, pledge or other encumbrances whatsoever.

1.6	No amount shall, as at the Effective Date and Completion Date, remain unpaid and owing to the Trust in respect of any dividends which have been declared by Plant Rental prior to the Effective Date and Completion Date.

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ANNEXURE “B”
SALE OF BUSINESS WARRANTY SCHEDULE
Plant Rental, Unique and Thermadyne Industries jointly and severally, hereby warrant and represent to Renttech on the basis set out in clause 18 of the Agreement, as follows:
1.	The Business
1.1	Plant Rental has the requisite power and authority to execute, deliver and perform its obligations in terms of this Agreement and is duly authorised to execute this Agreement

1.2	Plant Rental is lawfully capable of selling the Business and the Business Assets to Renttech and delivering good and valid title, free from eviction or encumbrance, to Renttech.
2.	The Business Assets
2.1	Plant Rental is in lawful possession of all the Business Assets and is lawfully entitled to give free and unencumbered ownership and possession and title thereof to Renttech.

2.2	Plant Rental is and will be entitled to dispose of the Business and the Business Assets to Renttech in terms of this Agreement.

2.3	Save as provided for to the contrary in the Crous Agreement, to the best of their knowledge, the Business Assets will not be pledged, hypothecated, subject to a notarial bond, lien, cession in security or encumbered to any person or legal entity in any way whatsoever.
3.	The Employees
3.1	To the best of the knowledge and belief of Plant Rental:-

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3.1.1	no steps have been taken nor are any such steps contemplated, against any employee, to terminate that employee’s services for disciplinary reasons, redundancy, retrenchment or other reason whatsoever.

3.1.2	no proceedings will have been instituted or application or complaint made against Plant Rental in terms of the LRA, nor is Plant Rental aware of any facts or circumstances likely to give rise to any such proceedings, application or complaint after the Completion Date.

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ANNEXURE “C”
EMPLOYEE ACCRUED LEAVE PAY & BONUS SCHEDULE

Accrued Leave Pay Liability as at 31/12/2005:	R142,998.00

Accrued Bonus Liability as at 31/12/2005:	R0.00

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ANNEXURE “D”
EMPLOYEES
Plant Rental Salaried Employees
1.	J Morris

2.	HM Nortje

3.	FC Van Niekerk

4.	LE Thorpe

5.	C Janse Van Rensburg

6.	S Van Der Merwe

7.	HG Van Zyl

8.	G Winter

9.	N Du Plessis

10.	N Joubert

11.	Z Engelbrecht

12.	Y De Lange

13.	A Van Der Merwe

14.	J Smith

15.	P Chetty

16.	J Du Plessis

17.	D Petterson

18.	S Buser

19.	S Coetzer

20.	G Brewis

21.	C Buckle

22.	A Le Roux

23.	P Nieuwenhuis

24.	H Byles

25.	R Grundligh

26.	J Coetzee

27.	G Vorster

28.	M Esterhuizen

29.	J Nel

30.	E Diamond

31.	M Smithers

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32.	J Botha

33.	O Du Plessis

34.	S Van Rooyen

35.	G Beier

36.	JE Coetzee

37.	P SE Scally

38.	R Grobbelaar

39.	N Wessels
Weekly Paid Staff of Plant Rental
1.	AN Dibakwane

2.	PN Dikgale

3.	MEB Hazelwood

4.	IA Janse Van Vuuren

5.	EA Langa

6.	FZ Lukhosi

7.	MD Mabaso

8.	GT Mahlangu

9.	MG Makamu

10.	T Malele

11.	PM Mashianoka

12.	IJ Mathabela

13.	K Mkhwanazi

14.	AM Mphuti

15.	M Mxaba

16.	JM Mzizi

17.	M Ngomane

18.	AT Nkgoedi

19.	JV Nkuna

20.	VT Nkuta

21.	S Qobo

22.	JM Robothata

23.	ES Sesfike

24.	BN Sithole

25.	S Sonakile

26.	KE Stiglingh

27.	J Tshiwilowilo

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28.	L Van Rooyen

29.	FX Vilakazi

30.	RC Webster

31.	R Webster
Salaried Employees of Renttech (Proprietary) Limited
1.	S Hassen

2.	D Smalberger

3.	S Bugarith
Weekly Paid Staff of Renttech (Proprietary) Limited
1.	Benjamin R Motale

2.	Victor S Nqinata

3.	Walter R Sefike

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ANNEXURE “E”
BANK ACCOUNTS

Account Number	Type of Account	Account Holder
1288042841	Current	Plant Rental
7288510735	Call Account	Plant Rental
1288080719	Nedcredit	Plant Rental
1288105843	Current	The Subsidiary

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ANNEXURE “F”
THE PREMISES

			Rental for
			the period	Rental for the period
	Lease Expiry	Monthly	1/1/06 to	1/1/07 until the end of
Property	Date	Rental	31/12/06	the current lease term
WADEVILLE	31/10/2006	16,330.00	195,960.00	359,260.00
1 Manchcester Road Wadeville
CAPE TOWN	30/04/2006	8,580.10	34,320.40	0.00
25 B Calcutta Street Paarden Eiland
DURBAN	31/08/2007	5,722.00	70,724.00	74,844.00
Unit 3 Hilbron Park 19A The Avenue East Prospecton
RICHARDS BAY	30/11/2006	5,270.76	57,978.36	0.00
Unit 4 B Brass Link Alton
RUSTENBURG	30/06/2007	5,627.37	70, 229.52	78,765.00
Stand 2443 Rustenburg
SASOLBURG	3 months Notice	2,206.28	26,475.36	0.00
Yard 4C Sasol Site Sasolburg
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ANNEXURE “G”
INTELLECTUAL PROPERTY LICENCE AGREEMENT
between
RENTTECH S.A. (PROPRIETARY) LIMITED
(a company incorporated in accordance with the laws of the Republic of South Africa under Registration Number: 2005/044428/07)
(“Renttech”)
and
THERMADYNE INDUSTRIES INC.
(a US Corporation incorporated in accordance with the laws of the state of Delaware, USA)

(“Thermadyne Industries”)
and
UNIQUE WELDING ALLOYS RUSTENBURG (PROPRIETARY) LIMITED t/a THERMADYNE PLANT RENTAL SOUTH AFRICA
(a company incorporated in accordance with the laws of the Republic of South Africa under Registration Number: 2000/005417/07)
(“Plant Rental”)
and
THERMADYNE SOUTH AFRICA (PROPRIETARY) LIMITED t/a UNIQUE WELDING ALLOYS
(a company incorporated in accordance with the laws of the Republic of South Africa under Registration Number: 2000/001361/07)
(“Unique”)
(collectively “the Parties”)
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WHEREAS
1.	The Parties have entered into a “Sale Agreement” (“the Sale Agreement”) with the HG and A Van Zyl Familie Trust, Hendrik Gert Van Zyl, Thermadyne South Africa (Proprietary) Limited t/a Unique Welding Alloys and Pieter Malan, in terms of which, inter alia, Renttech intends to purchase from Plant Rental the Business.

2.	The Business has in recent years been operating under the name “Thermadyne Plant Rental”, the rights in and to the Thermadyne name belonging to Thermadyne Industries.

3.	In order to maintain its corporate identity, Renttech wishes to licence from Thermadyne Industries, and Thermadyne Industries wishes to licence Renttech to use the Name in accordance with the provisions of this Agreement.
IT IS ACCORDINGLY AGREED AS FOLLOWS:
4. INTERPRETATION
All words used in this Licence Agreement (“this Agreement”) bearing capitalised first letters shall, unless otherwise expressly stated, bear the meanings ascribed to those terms in the Sale Agreement.
5. LICENCE TO USE “THERMADYNE” NAME
5.1	To the extent of its rights therein, and subject to clauses 5.2 and 5.3, Plant Rental hereby transfers, and to that end Thermadyne Industries hereby grants, to Renttech a royalty free non-exclusive licence to use the name “Thermadyne” (“the Name”) solely in conjunction with the name “Plant Rental” within the Republic of South Africa for a period of 3 (three) years commencing on the Effective Date, whereafter Renttech shall be entitled, for no consideration, to renew the right to use the “Thermadyne” name for a further period of 3 (three) years, provided that Renttech is not in breach of any of its obligations in terms of this Agreement or the Sale Agreement.

5.2	Notwithstanding anything to the contrary, Thermadyne Industries shall be entitled to:
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5.2.1	terminate this Agreement if, in its reasonable discretion Renttech is misusing the Name or is in breach of any provision of this Agreement, which breach is not cured within 5 (five) days of receipt by Renttech of a notice to that effect from Thermadyne Industries; and

5.2.2	terminate this Agreement for any reason whatsoever other than a reason provide for in clause 5.2.1, provided that in such instance, Thermadyne Industries shall, in settlement of all of Renttech’s rights against Thermadyne Industries or any members of its group arising out of or in relation to the termination thereof, pay to Renttech a penalty of R300 000,00 (three hundred thousand Rand); and

5.2.3	terminate this Agreement if Thermadyne industries is unable for any reason to sell its shares and claims in, or alternatively the business of, each of the Distribution Businesses (as defined in clause 23.2.1) of the Sale Agreement.
5.3	The grant of rights in clause 5.1 shall be limited to the following extent:
5.3.1	Thermadyne Industries (and/or any member thereof) shall be entitled to continue to use the name “Thermadyne” in connection with its business activities everywhere outside of the Republic of South Africa;

5.3.2	Unique and Maxweld shall be entitled to continue to use the name “Thermadyne” in connection with its distribution business activities within the Republic of South Africa;
5.4	Renttech acknowledges that all ownership and intellectual property rights in and to the name “Thermadyne” are and will without limitation and/or encumbrance, remain the exclusive property of Thermadyne Industries.
6. GENERAL
6.1	This Agreement contains the entire agreement between the Parties in regard to the subject matter thereof. No Party shall be bound by or have any claim or right of action arising from any express or implied term, undertaking, representation, warranty, promise or the like not included or recorded in this Agreement whether it induced the contract and/or whether it was negligent or not.
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6.2	No variation, amendment, or consensual cancellation of this Agreement or any provision or term hereof shall be binding or have any force or effect unless reduced to writing and signed by or on behalf of the Parties.

SIGNED at SANDTON	on 09 MARCH 2006.

	For:	RENTTECH S.A.
(PROPRIETARY) LIMITED

/s/ H. G. Van Zyl

	Signatory	: H. G. Van Zyl
	Capacity:	Director
	Authority	: Resolution

SIGNED at SANDTON	on 09 MARCH 2006.

	For:	THERMADYNE INDUSTRIES INC.

/s/ Justin Bothner

	Signatory	: Justin Bothner
	Capacity	: Designated Nominee
	Authority	: Resolution

SIGNED at SANDTON	on 09 MARCH 2006.

	For:	UNIQUE WELDING ALLOYS
RUSTENBURG
(PROPRIETARY) LIMITED t/a
THERMADYNE PLANT
RENTAL SOUTH AFRICA

/s/ Justin Bothner

	Signatory	: Justin Bothner
	Capacity	: Designated Nominee
	Authority	: Resolution
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SIGNED at SANDTON	on 09 MARCH 2006.

	For:	THERMADYNE SOUTH
AFRICA (PROPRIETARY)
LIMITED t/a UNIQUE
WELDING ALLOYS

/s/ Justin Bothner

	Signatory	: Justin Bothner
	Capacity	: Designated Nominee
	Authority	: Resolution
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